Exhibit 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

New Energy’s First-Ever Device for Generating Electricity from Motion of Heavy Vehicles Successfully Prototyped

New Energy to conduct durability tests of previously announced MotionPower™ technology for cars and light trucks at Burger King®, Four Seasons Hotel, and Holiday Inn Express®.

Burtonsville, MD – August 24, 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced successful completion of its first-ever MotionPower™ prototype energy harvester for heavy trucks and vehicles for installation at such locations as truck stops, weigh scales, commercial ports of entry, and shipping sites. This newly developed technology complements the Company’s previously prototyped MotionPower™ system for cars and light trucks.

MotionPower™ technology is a roadway-based system that is designed to be installed in locations where vehicles decelerate or stop, thus ensuring that vehicles are not ‘robbed’ of energy they would otherwise use to accelerate. Instead, MotionPower™ devices assist vehicles in slowing down, and in the process of doing so, capture the vehicles’ motion energy before it is lost as brake heat, and creatively convert that energy into clean, ‘green’ electricity.

“I’m very excited to see the quick progress our engineering team has made with the successful completion of our first-generation MotionPower™ prototype designed to harvest the kinetic energy of long-haul trucks, buses, and other load-bearing heavy vehicles in order to generate clean electricity,” stated Mr. Meetesh V. Patel, Esq., President and CEO of New Energy Technologies, Inc.

Click here to view a video of New Energy’s small scale first-generation prototype of its MotionPower™ Heavy Vehicle Energy Harvesting System: http://www.newenergytechnologiesinc.com/motionpowerheavyvehicleprototype.html

“Engineers will now work towards optimizing our first-of-its-kind heavy-vehicle energy harvester for full-scale site implementation and testing, similar to the durability tests we’ve planned at key locations for our recently completed, first-generation

MotionPower™ car and light truck energy harvester prototype.”

In recent weeks, New Energy has announced plans to initiate durability testing of its prototyped mechanical MotionPower™ system for cars and light trucks at locations such as the Four Seasons Washington, DC, Holiday Inn Express® Baltimore, and Burger King® in Hillside, NJ.

MotionPower™ Devices:

Generating Clean Electricity from Cars, Trucks, Heavy Vehicles

New Energy’s previously developed car and light truck energy harvester has been designed and prototyped as an ultra-low profile, modular device which can be easily customized to varying lengths based on site requirements.

Designed as a roadway-based system for installation where vehicles are required to decelerate or stop, MotionPower™ technology assists vehicles in slowing down, and in the process of doing so, captures the slowing vehicles’ motion (kinetic) energy before it is lost as brake heat, and creatively converts that energy into clean, ‘green’ electricity.

Once fully optimized for efficiency, engineers envision New Energy’s MotionPower™ device for cars and light trucks could be installed at high traffic locations such as toll booths, traffic intersections, rest areas, travel plazas, border crossings, neighborhoods with traffic calming zones, parking sites similar to the tests sites at the Four Seasons Washington, DC and Holiday Inn Express® locations, and drive-thrus such as the recently announced Burger King® test site.

New Energy’s brand new MotionPower™ energy harvester for long-haul trucks and heavy vehicles has been developed as a fully functional, small scale prototype which makes use of innovative fluid-driven systems, thus eliminating most mechanical parts –an important feature designed to minimize mechanical wear and reduce future maintenance costs.

Among key features of the MotionPower™ fluid-based energy harvester are the following:

  Large energy transfer from vehicles, which helps generate maximum electricity;
  Smooth energy transfer to ensure that the vehicle, driver, cargo, and passengers remain undisturbed when engaging the system;
  Optimal performance for a range of large vehicle sizes traveling at variable speeds;
  Flexibility of installation for both above-grade and in-road (embedded) applications;
  Scalable device which can be lengthened or shortened to meet installation requirements for each site;

  Limited number of moving or mechanical parts for ease of manufacturing, greater operating reliability, and lower maintenance and production costs;
  Unobstructed passage of small vehicles, bicyclists, and pedestrians over the device; and
  Unobtrusive visual impact.

New Energy’s MotionPower™ Devices:

Practical, ‘Green’ Energy Harvesters for America’s Roadways

MotionPower™ devices are engineered as a practical and useful ‘green’ alternative energy technology for generating clean electricity from the millions of vehicles on our roadways. More than 250 million vehicles are registered in America, and an estimated 6 billion miles are driven on our nation’s roads every day.

As millions of vehicles slow or come to a stop at toll plazas, rest areas, traffic calming areas drive-thrus, and countless other roadway points, their motion energy, derived from the burning of fossil fuels, is dissipated in brakes and lost as heat to the environment. New Energy’s MotionPower™ devices use this lost energy to generate electricity.

MotionPower™ devices make use of the energy wasted by these millions of cars, trucks, and heavy vehicles when they slow down or come to a full stop countless times throughout the day, and convert this otherwise wasted energy into valuable, clean electricity.

Once fully optimized and installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional electrical supplies for powering roadway signs, street and building lights, storage systems for back-up and emergency power, and other electronics, appliances, and even devices used in homes and businesses.

To-date, New Energy has filed nine new patent applications with the United States Patent and Trademark Office (USPTO) in order protect novel features of its MotionPower™ technology for generating electricity from the kinetic energy of moving vehicles.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and
  SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.